Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 www.mastec.com

For Immediate Release

MasTec Announces First Quarter 2022 Financial Results with Record Backlog and Updates Guidance for the Year

•

First Quarter 2022 Results Include GAAP Net Loss of $35.0 Million, Adjusted EBITDA of $99 Million, Diluted Loss Per Share of $0.47 and Adjusted Diluted Loss Per Share of $0.03, Exceeding Guidance Expectations by $0.09 Per Share

•	Record 18-Month Backlog as of March 31, 2022 of $10.6 Billion, a 35% Increase Over the Same Quarter Last Year

•	Continued Strong Balance Sheet with Ample Liquidity and Comfortable Leverage Metrics

•

Annual 2022 Guidance Range Includes Revenue of $9.2 Billion, GAAP Net Income From $186 to $205 Million, Adjusted EBITDA of $850 to $875 Million, Diluted Earnings Per Share From $2.45 to $2.70 and Adjusted Diluted Earnings Per Share From $4.22 to $4.47.

Coral Gables, FL (May 5, 2022) — MasTec, Inc. (NYSE: MTZ) today announced 2022 first quarter financial results and updated its full year 2022 guidance range expectation to reflect anticipated 2022 project timing delays in its Clean Energy & Infrastructure and Oil & Gas segment operations.

First quarter 2022 revenue was up 10.1% to $1.95 billion, compared to $1.78 billion for the first quarter of 2021. GAAP net loss was $35.0 million, or $0.47 per diluted share, compared to net income of $66.1 million, or $0.89 per diluted share, in the first quarter of 2021. First quarter results include acquisition and integration costs of $13.6 million related to fourth quarter 2021 acquisitions.

First quarter 2022 adjusted net loss and adjusted diluted loss per share, both non-GAAP measures, were $2.0 million and $0.03, respectively, as compared to adjusted net income and adjusted diluted earnings per share of $82.0 million and $1.10, respectively, in the first quarter of 2021. First quarter 2022 adjusted EBITDA, also a non-GAAP measure, was $98.7 million, compared to $203.9 million in the first quarter of 2021. As expected, first quarter 2022 results reflect a significant decline in Oil & Gas segment revenue and operating results due to large project timing and regulatory delays. The Company’s overall performance reflects the expected significant shift in 2022 operations to non-Oil & Gas segments, as evidenced by record first quarter backlog in the non-Oil & Gas segments as of March 31, 2022.

18-month backlog as of March 31, 2022 was a record $10.6 billion, up 35% compared to last year’s first quarter backlog of $7.9 billion, and also represented a 7% sequential increase from the 2021 year-end backlog of $9.9 billion. Backlog as of March 31, 2022 was a record in all non-Oil & Gas segments for the first quarter comparable periods.

Adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “As we have previously indicated, 2022 will mark an important transition year for MasTec, as our operations evolve to take advantage of end market growth opportunities across Communications, Clean Energy & Infrastructure and our recently expanded Power Delivery segments. Accordingly, we remain bullish on significant growth opportunities in 2023 and beyond. That said, our updated 2022 guidance range reflects project timing risks related to solar panel availability and a large Oil & Gas project restart that will move previously planned second half 2022 project activity into 2023.”

Mr. Mas continued, “I’d like to once again thank the men and women of MasTec whose dedication to safety and efficient production are a key driving force to our success. We are pleased with the professionalism, dedication and expertise of the recently added Henkels & McCoy team members and remain very excited about multiple revenue growth synergies across our expanded geographic operations. In addition, we began and made good progress in our efforts to maximize efficiency through integration of our recent acquisitions.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “We are pleased with our investment grade credit profile, strong balance sheet and ample liquidity, as we absorb over $1.5 billion in recent acquisition activity. We continue to believe that our end markets provide us significant opportunity for long-term revenue and margin growth in 2023 and beyond, and evidencing this belief, this year through the date of this release, we have repurchased approximately 680,000 of MasTec shares in the open market.”

Based on the information available today, the Company is providing both second quarter and updating full year 2022 guidance. The Company currently expects full year 2022 revenue to approximate $9.2 billion. 2022 full year GAAP net income and diluted earnings per share are expected to range between $186 million to $205 million and $2.45 to $2.70, respectively. Full year 2022 adjusted EBITDA is expected to range between $850 million and $875 million, and adjusted diluted earnings per share is expected to range between $4.22 and $4.47.

For the second quarter of 2022, the Company expects revenue of approximately $2.2 billion. Second quarter 2022 GAAP net income is expected to approximate $17 million, with GAAP diluted earnings per share expected to be $0.22. Second quarter 2022 adjusted EBITDA is expected to approximate $177 million or 8.0% of revenue, with adjusted diluted earnings per share expected to be $0.72.

Management will hold a conference call to discuss these results on Friday, May 6, 2022 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (313) 209-5140 or (800) 304-0389 and the replay phone number is (719) 457-0820 with a pass code of 8743064. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended March 31, 2022 and 2021:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended March 31,
	2022	2021
Revenue	$1,954,400	$1,775,424
Costs of revenue, excluding depreciation and amortization	1,733,316	1,513,859
Depreciation	85,194	79,264
Amortization of intangible assets	25,589	11,247
General and administrative expenses	145,390	70,591
Interest expense, net	16,041	12,459
Equity in earnings of unconsolidated affiliates, net	(6,777)	(7,346)
Other expense (income), net	3,754	(79)

(Loss) income before income taxes	$(48,107)	$95,429
Benefit from (provision for) income taxes	13,148	(29,317)

Net (loss) income	$(34,959)	$66,112

Net income attributable to non-controlling interests	19	463

Net (loss) income attributable to MasTec, Inc.	$(34,978)	$65,649

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.47)	$0.91

Basic weighted average common shares outstanding	74,789	72,439

Diluted (loss) earnings per share	$(0.47)	$0.89

Diluted weighted average common shares outstanding	74,789	73,846

Consolidated Balance Sheets

(unaudited - in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets	$2,784,278	$2,873,954
Property and equipment, net	1,484,677	1,436,087
Operating lease right-of-use assets	262,848	260,410
Goodwill, net	1,504,341	1,520,575
Other intangible assets, net	692,989	670,280
Other long-term assets	358,863	360,087

Total assets	$7,087,996	$7,121,393

Liabilities and Equity
Current liabilities	$1,866,037	$1,784,598
Long-term debt, including finance leases	1,788,727	1,876,233
Long-term operating lease liabilities	181,712	176,378
Deferred income taxes	462,688	450,361
Other long-term liabilities	276,755	289,962
Total equity	2,512,077	2,543,861

Total liabilities and equity	$7,087,996	$7,121,393

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$131,518	$257,164
Net cash used in investing activities	(101,361)	(134,612)
Net cash used in financing activities	(158,016)	(33,191)
Effect of currency translation on cash	256	(72)

Net (decrease) increase in cash and cash equivalents	(127,603)	89,289

Cash and cash equivalents - beginning of period	$360,736	$423,118

Cash and cash equivalents - end of period	$233,133	$512,407

Note: Liquidity is defined as cash plus availability under our credit facilities.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended March 31,
	2022	2021
Segment Information
Revenue by Reportable Segment
Communications	$664.2	$568.6
Clean Energy and Infrastructure	435.9	350.4
Oil and Gas	211.0	725.5
Power Delivery	650.5	133.5
Other	0.0	0.0
Eliminations	(7.2)	(2.6)
Corporate	—	—

Consolidated revenue	$1,954.4	$1,775.4

	For the Three Months Ended March 31,
	2022	2021
Adjusted EBITDA by Reportable Segment
EBITDA	$78.7	$198.4
Non-cash stock-based compensation expense (a)	6.3	5.5
Acquisition and integration costs (b)	13.6	—

Adjusted EBITDA	$98.7	$203.9

Reportable Segment:
Communications	$41.1	$48.9
Clean Energy and Infrastructure	10.9	10.9
Oil and Gas	23.5	167.6
Power Delivery	53.2	3.6
Other	6.9	7.4
Corporate	(36.9)	(34.5)

Adjusted EBITDA	$98.7	$203.9

	For the Three Months Ended March 31,
	2022	2021
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	4.0%	11.2%
Non-cash stock-based compensation expense (a)	0.3%	0.3%
Acquisition and integration costs (b)	0.7%	—%

Adjusted EBITDA margin	5.0%	11.5%

Reportable Segment:
Communications	6.2%	8.6%
Clean Energy and Infrastructure	2.5%	3.1%
Oil and Gas	11.1%	23.1%
Power Delivery	8.2%	2.7%
Other	NM	NM
Corporate	—	—

Adjusted EBITDA margin	5.0%	11.5%

NM - Percentage is not meaningful

Note:	The Communications, Clean Energy and Infrastructure, and Power Delivery segments represent the “non-Oil & Gas” segments.
(a)	Non-cash stock-based compensation expense is included within Corporate results.
(b)

For the three month period ended March 31, 2022, acquisition and integration costs of $7.0 million, $0.8 million, $2.0 million and $3.8 million are included within Power Delivery, Communications, Oil and Gas and Corporate results, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended March 31,
	2022	2021
EBITDA and Adjusted EBITDA Reconciliation
Net (loss) income	$(35.0)	$66.1
Interest expense, net	16.0	12.5
(Benefit from) provision for income taxes	(13.1)	29.3
Depreciation	85.2	79.3
Amortization of intangible assets	25.6	11.2

EBITDA	$78.7	$198.4

Non-cash stock-based compensation expense	6.3	5.5
Acquisition and integration costs	13.6	—

Adjusted EBITDA	$98.7	$203.9

	For the Three Months Ended March 31,
	2022	2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net (loss) income	(1.8)%	3.7%
Interest expense, net	0.8%	0.7%
(Benefit from) provision for income taxes	(0.7)%	1.7%
Depreciation	4.4%	4.5%
Amortization of intangible assets	1.3%	0.6%

EBITDA margin	4.0%	11.2%

Non-cash stock-based compensation expense	0.3%	0.3%
Acquisition and integration costs	0.7%	—%

Adjusted EBITDA margin	5.0%	11.5%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended March 31,
	2022	2021
Adjusted Net Income Reconciliation
Net (loss) income	$(35.0)	$66.1
Non-cash stock-based compensation expense	6.3	5.5
Amortization of intangible assets	25.6	11.2
Acquisition and integration costs	13.6	—
Income tax effect of adjustments (a)	(12.5)	(1.3)
Statutory tax rate effects (b)	—	0.5

Adjusted net (loss) income	$(2.0)	$82.0

	For the Three Months Ended March 31,
	2022	2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted (loss) earnings per share	$(0.47)	$0.89
Non-cash stock-based compensation expense	0.08	0.07
Amortization of intangible assets	0.34	0.15
Acquisition and integration costs	0.18	—
Income tax effect of adjustments (a)	(0.17)	(0.02)
Statutory tax rate effects (b)	—	0.01

Adjusted diluted (loss) earnings per share	$(0.03)	$1.10

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the three month period ended March 31, 2021, includes the effect of changes in certain state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended June 30, 2022 Est.	For the Three Months Ended June 30, 2021
EBITDA and Adjusted EBITDA Reconciliation
Net income	$17	$75.8
Interest expense, net	18	13.8
Provision for income taxes	6	27.1
Depreciation	87	87.5
Amortization of intangible assets	28	19.9

EBITDA	$155	$224.1

Non-cash stock-based compensation expense	7	6.1
Acquisition and integration costs	15	—

Adjusted EBITDA	$177	$230.2

	Guidance for the Three Months Ended June 30, 2022 Est.	For the Three Months Ended June 30, 2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	0.8%	3.9%
Interest expense, net	0.8%	0.7%
Provision for income taxes	0.3%	1.4%
Depreciation	4.0%	4.5%
Amortization of intangible assets	1.3%	1.0%

EBITDA margin	7.1%	11.4%

Non-cash stock-based compensation expense	0.3%	0.3%
Acquisition and integration costs	0.7%	—%

Adjusted EBITDA margin	8.0%	11.7%

	Guidance for the Three Months Ended June 30, 2022 Est.	For the Three Months Ended June 30, 2021
Adjusted Net Income Reconciliation
Net income	$17	$75.8
Non-cash stock-based compensation expense	7	6.1
Amortization of intangible assets	28	19.9
Acquisition and integration costs	15	—
Income tax effect of adjustments (a)	(12)	(5.7)
Statutory tax rate effects (b)	—	0.7

Adjusted net income	$54	$96.7

	Guidance for the Three Months Ended June 30, 2022 Est.	For the Three Months Ended June 30, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.22	$1.02
Non-cash stock-based compensation expense	0.09	0.08
Amortization of intangible assets	0.37	0.27
Acquisition and integration costs	0.20	—
Income tax effect of adjustments (a)	(0.16)	(0.08)
Statutory tax rate effects (b)	—	0.01

Adjusted diluted earnings per share	$0.72	$1.30

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the three month period ended June 30, 2021, includes the effect of changes in certain state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
EBITDA and Adjusted EBITDA Reconciliation
Net income	$186 - 205	$330.7	$322.7
Interest expense, net	76	53.4	59.6
Provision for income taxes	62 - 68	99.3	102.5
Depreciation	349	345.6	258.8
Amortization of intangible assets	110	77.2	38.9

EBITDA	$783 - 808	$906.3	$782.5

Non-cash stock-based compensation expense	27	24.8	21.9
Loss on extinguishment of debt	—	—	5.6
Acquisition and integration costs	40	3.6	—
Bargain purchase gain	—	(3.5)	—

Adjusted EBITDA	$850 - 875	$931.3	$810.0

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.0 - 2.2%	4.2%	5.1%
Interest expense, net	0.8%	0.7%	0.9%
Provision for income taxes	0.7%	1.2%	1.6%
Depreciation	3.8%	4.3%	4.1%
Amortization of intangible assets	1.2%	1.0%	0.6%

EBITDA margin	8.5 - 8.8%	11.4%	12.4%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Loss on extinguishment of debt	—%	—%	0.1%
Acquisition and integration costs	0.4%	0.0%	—%
Bargain purchase gain	—%	(0.0)%	—%

Adjusted EBITDA margin	9.2 - 9.5%	11.7%	12.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Adjusted Net Income Reconciliation
Net income	$186 - 205	$330.7	$322.7
Non-cash stock-based compensation expense	27	24.8	21.9
Amortization of intangible assets	110	77.2	38.9
Loss on extinguishment of debt	—	—	5.6
Acquisition and integration costs	40	3.6	—
Bargain purchase gain	—	(3.5)	—
Income tax effect of adjustments (a)	(41)	(25.4)	(15.2)
Statutory tax rate effects (b)	—	6.7	2.5

Adjusted net income	$321 - 340	$414.2	$376.4

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$2.45 - 2.70	$4.45	$4.38
Non-cash stock-based compensation expense	0.35	0.34	0.30
Amortization of intangible assets	1.45	1.04	0.53
Loss on extinguishment of debt	—	—	0.08
Acquisition and integration costs	0.53	0.05	—
Bargain purchase gain	—	(0.05)	—
Income tax effect of adjustments (a)	(0.55)	(0.34)	(0.21)
Statutory tax rate effects (b)	—	0.09	0.03

Adjusted diluted earnings per share	$4.22 - 4.47	$5.58	$5.11

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the years ended December 31, 2021 and 2020, includes the effect of changes in state tax rates.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: power delivery services, including transmission and distribution, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas pipeline and distribution infrastructure; heavy civil; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: market conditions, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including the potential adverse effects of the COVID-19 pandemic on economic activity, including inflationary issues, supply chain disruptions and higher interest rates, climate-related matters, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill, as well as our ability to identify suitable acquisition or strategic investment opportunities; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; fluctuations in fuel, maintenance, materials, labor and other costs; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; restrictions imposed by our credit facility, senior notes and any future loans or securities; our ability to obtain performance and surety bonds; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; a small number of our existing shareholders have the ability to influence major corporate decisions; as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.